Exhibit 3.2

STATE OF NEVADA

FRANCISCO V. AGUILAR Secretary of State		C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Certified Copy
1/6/2026 9:16:25 AM

Work Order Number:	W2026010600481
Reference Number:	20265424837
Through Date:	1/6/2026 9:26:22 AM
Corporate Name:	Digital Ally, Inc.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20265424834	Amendment After Issuance of Stock	2

Respectfully, /s/ FRANCISCO V. AGUILAR
Certified By: Ashley Popham	FRANCISCO V. AGUILAR
Certificate Number: B202601066399102	Nevada Secretary of State
You may verify this certificate online at https://www.nvsilverflume.gov/home

	Filed in the Office of	Business Number E24040872022-8
FRANCISCO V. AGUILAR Secretary of State		Filing Number 20265424834
401 North Carson Street Carson City, Nevada 89701-4201		Filed On 1/6/2026 8:43:00 AM
(775) 684-5708 Website: www.nvsos.gov	Secretary of State State Of Nevada	Number of Pages 2

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer’s Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State:
I Digital Ally, Inc.

	Entity or Nevada Business Identification Number (NVID):	NV20222489894

2. Restated or Amended and	☐	Certificate to Accompany Restated Articles or Amended and Restated Articles
Restated Articles: (Select one)		☐	Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
(If amending and restating only, complete			The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
section 1,2 3, 5 and 6)		☐	Amended and Restated Articles
* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed:	☐	Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)
(Select only one box)		The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors
(If amending, complete section 1, 3, 5 and 6.)		The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
☒

Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

Or ☒ No action by stockholders is required, name change only.

☐

Officer’s Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.                                 ☐Dissolution

☐ The purpose of the entity has been amended.                ☐Merger

☐ The authorized shares have been amended.                    ☐Conversion

☐ Other: (specify changes)

* Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.	Page 1 of 2 Revised: 9/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer’s Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time:	Date:	January 8, 2026	Time:	12:03 AM ET
(Optional)	(must not be later than 90 days after the certificate is filed)

5. Information Being hanged: (Domestic orporations only)

Changes to takes the following effect:

☒ The entity name has been amended.

☐The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐Other.

    The articles have been amended as follows: (provide article numbers, if available)

The name in Article 1 has been amended to “Kustom Entertainment. Inc.”

(attach additional page(s) if necessary)

6. Signature: (Required)	X	/s/ Stanton E. Ross	Chief Executive Officer
		Signature of Officer or Authorized Signer	Title

X
		Signature of Officer or Authorized Signer	Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:

(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.	Page 2 of 2 Revised: 9/1/2023